Exhibit 4.3

                          FORM OF RESET PUT SECURITIES


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF_______. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO_______, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,_______, HAS AN INTEREST HEREIN.


                            COX COMMUNICATIONS, INC.

                          % REset Put Securities Due___



     Cox Communications, Inc., a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of __________ Dollars on
__________, 20__.

                      Interest Payment Dates:  [Date]

                      Record Dates:  [Date]


                      Additional provisions of this Note are set forth on the other side of this Note.


                                      COX COMMUNICATIONS, INC.,

                                      by
                                             President and Chief
                                             Executive Officer
[Seal]

                                             Secretary

Dated:


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION
         This is one of the Notes
         of the series designated therein
         referred to in the within-mentioned
         Indenture.

         ----------------,
         As Trustee

         by
           --------------------
           Authorized Signatory
         Dated: __________

                 REVERSE SIDE OF ____% RESET PUT SECURITIES ____
                            COX COMMUNICATIONS, INC.

                         % REset Put Securities Due 2033


                  1. Interest. Cox Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above to, but excluding,______, ___ (the "Coupon Reset Date"). The Company will pay interest semiannually ______and ______of each year, commencing on ______], 19__. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ______,______. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         If the Remarketing Dealer (as defined below) purchases the Notes as described below, the Remarketing Dealer will reset the interest rate for the Notes effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstance, (i) this Note will be purchased by the Remarketing Dealer at ___% of the principal amount hereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Record Date), and (ii) from and including the Coupon Reset Date, the Notes will bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth under "Coupon Reset Process if Notes Are Remarketed" below.

                  2. Maturity Date. The Notes will mature on ______,______ (the "Maturity Date"). On the Coupon Reset Date pursuant to automatic purchase of this Note, the Holder hereof will be entitled to receive % of the principal amount hereof (the "Purchase/Repurchase Price") (interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the holders of the Notes on the most recent Record Date) from either (i) the Remarketing Dealer, if the Remarketing Dealer purchases this Note, or (ii) the Company, pursuant to either optional or mandatory repurchase of this Note by the Company.

                  3. Purchase by the  Remarketing  Dealer;  Remarketing.  If the
Remarketing Dealer gives notice in writing (the "Remarketing Notification") to the Company and the Trustee on a Business Day (the "Notification Date") not later than fifteen calendar days prior to the Coupon Reset Date of its intention to purchase the Notes for remarketing, the Notes will be automatically purchased, or deemed purchased, by the Remarketing Dealer at the Purchase/Repurchase Price on the Coupon Reset Date, except in the circumstances described below. Interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Record Date. From and after the Coupon Reset Date, the Notes will bear interest at the Coupon Reset Rate.

         The Remarketing Dealer's notice to the Trustee must contain the requisite delivery details, including the identity of the Remarketing Dealer's Depositary account. The Remarketing Dealer may revoke its notice, and terminate its obligation, to remarket the Notes at any time prior to __:00 p.m., New York time, on the Business Day prior to the Coupon Reset Date. Such revocation will terminate the Coupon Reset Process.

         The Remarketing Dealer's obligation to purchase the Notes will be terminated and the Coupon Reset Process will terminate, if any of the following (a "Termination Event") occurs: (i) an Event of Default occurs under ______) of the Indenture (in which case, termination is at the Remarketing Dealer's option); (ii), [(iii) INSERT CROSS DEFAULT FROM CREDIT AGREEMENT]; (iv) an Event of Default has occurred and is continuing under ______ of the Indenture (in which case, termination is automatic); (v) on the Bid Date (as defined below), fewer than two Dealers (as defined below) submit timely Bids (as defined below) substantially as provided below (in which case, termination is automatic); (vi) the Company exercises its right to repurchase the Notes as described under "--Optional Repurchase by the Company" below (in which case, termination is automatic);
(vii) a Defeasance (as defined in the Indenture) or a Covenant Defeasance (as defined in the Indenture) has occurred pursuant to ______, respectively, of the Indenture; (viii) the Remarketing Dealer fails to pay the Purchase/Repurchase Price by __00 p.m., New York time, on the Business Day prior to the Coupon Reset Date (in which case, termination is automatic); (ix) the Remarketing Dealer does not give the Remarketing Notification (in which case, termination is automatic);
(x) the Remarketing Dealer validly revokes the Remarketing Notification (in which case, termination is automatic); or (xi) prior to the Notification Date the Remarketing Dealer resigns and no successor has been appointed (in which case, termination is automatic).

         If the Remarketing Dealer's obligation to purchase the Notes is terminated by the Remarketing Dealer or the Company, notice of such termination will be immediately given in writing to the Trustee by the Remarketing Dealer or the Company, as the case may be. If such obligation so terminates or is automatically terminated, the Company will repurchase the Notes on the Coupon Reset Date as described below.

         The transactions described above will be executed on the Coupon Reset Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of participants will be debited and credited and the Notes delivered by book-entry as necessary to effect the purchases and sales thereof. For further information with respect to transfers and settlement through the Depositary, see "Description of the Debt Securities--Global Securities" in the Prospectus.

                  4. Notice to Holders by Trustee. In anticipation of the purchase of the Notes by the Remarketing Dealer or the repurchase of the Notes by the Company on the Coupon Reset Date, the Trustee will notify the holders of the Notes, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all Notes shall be delivered on the Coupon Reset Date through the facilities of the Depositary against payment of the Purchase/Repurchase Price by the Remarketing Dealer or the Company.

                  5. Coupon Reset Process if Notes Are Remarketed.
If the Remarketing Dealer elects to remarket the Notes, then the following steps (the "Coupon Reset Process") will be taken in order to determine the Coupon Reset Rate. The Company and the Remarketing Dealer will use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

         (a) No later than five Business Days prior to the Coupon Reset Date, the Company will provide the Remarketing Dealer with (i) a list (the "Dealer List"), containing the names and addresses of three dealers, one of whom shall be the Remarketing Dealer, from whom the Company desires the Remarketing Dealer to obtain Bids for the purchase of the Notes and (ii) such other material as may reasonably be requested by the Remarketing Dealer to facilitate a successful Coupon Reset Process.

         (b) Within one Business Day following receipt by the Remarketing Dealer of the Dealer List, the Remarketing Dealer will provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus Supplement dated ______,______ and Prospectus dated ______,______ relating to the offering of the Notes (collectively, the "Pricing Supplement"), (ii) a copy of the form of Notes and (iii) a written request that each Dealer submit a Bid to the Remarketing Dealer no later than __:00 p.m., New York time, on the___ Business Day prior to the Coupon Reset Date (the "Bid Date"). "Bid" means an irrevocable written offer given by a Dealer for the purchase of all of the Notes, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall also be provided with (i) the name of the Company, (ii) an estimate of the Remarketing Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Remarketing Dealer in accordance with paragraph (c) below), (iii) the principal amount and maturity of the Notes and (iv) the method by which interest will be calculated on the Notes.

         (c) The purchase price for the Notes in connection with the Coupon Reset Process (the "Remarketing Purchase Price") shall be equal to (i) the principal amount of the Notes, plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of ______,______ which has an interest rate of [ ]%, semiannual interest payments on each ______ and ______, commencing ______,______, and a principal amount equal to the principal amount of the Notes, and assuming a discount rate equal to the Treasury Rate over (B) such principal amount of Notes. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 30-year United States Treasury Security per Telerate page 500, or any successor page, no later than__:00 p.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Company and the Remarketing Dealer) or, if such rate does not appear on Telerate page 500, or any successor page, at such time, the rates on GovPX End-of-Day Pricing at __:00 p.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Company and the Remarketing Dealer).

         (d) The Remarketing Dealer will provide written notice to the Company as soon as practicable on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Remarketing Dealer received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Remarketing Purchase Price as determined pursuant to paragraph (c) above. Except as provided below, the Remarketing Dealer will thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that (i) if the Remarketing Dealer has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time and (ii) if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases,______ shall have the right to match the Bid with the lowest Yield to Maturity in which case ______'s Bid shall be the Selected Bid. The Remarketing Dealer will set the Coupon Reset Rate equal to the interest rate that will amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid.

         (e) Immediately after calculating the Coupon Reset Rate for the Notes, the Remarketing Dealer will provide written notice to the Company and the Trustee, setting forth the Coupon Reset Rate. The Coupon Reset Rate for the Notes will be effective from and including the Coupon Reset Date.

                  6. The Remarketing Dealer. On or prior to the date of original issuance of the Notes, the Company and ______ (the "Remarketing Dealer") will enter into a Remarketing Agreement (a "Remarketing Agreement"). No holder or beneficial owner of any Notes shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing the Notes.

         The Remarketing Dealer, in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. The Remarketing Dealer may exercise any vote or join in any action which any holder or beneficial owner of the Notes may be entitled to exercise or take with like effect as if such Remarketing Dealer did not act in any capacity under its respective Remarketing Agreement. The Remarketing Dealer, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under its respective Remarketing Agreement.

                  7. Mandatory Repurchase by the Company. If any Termination Event occurs, the Company will repurchase the entire principal amount of the Notes on the Coupon Reset Date at the Purchase/Repurchase Price plus accrued and unpaid interest, if any, on the Notes.

                  8. Optional Repurchase by the Company. If the Remarketing Dealer gives the Remarketing Notification, then, not later than the fourth Business Day following the Notification Date, the Company may irrevocably elect, by notice in writing to the Remarketing Dealer and the Trustee, to terminate the Coupon

Reset Process, whereupon the Company will repurchase the entire principal amount of the Notes on the Coupon Reset Date at the Purchase/Repurchase Price plus accrued and unpaid interest, if any, on the Notes.

                  9. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the ______, or ______], next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                  10. Paying Agent and Registrar. Initially,______, a ______ banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

                  11. Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of ______,______ (such Indenture, as it may be amended or supplemented, is herein called the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Separate series of securities may be issued from time to time in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or purchase funds (if any), may be subject to different repayment provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

                  The Notes are  general  unsecured obligations of  the Company
limited to $          aggregate principal amount (subject to Section ___ of the
Indenture).

                  12. Sinking Fund. There is no provision for a sinking fund for any of the Notes.

                  13. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $______ and whole multiples of $______. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period of __ days before an interest payment date.

                  14. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.

                  15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

                  16. Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to Stated Maturity.

                  17. Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended with respect to the Notes with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provisions applicable to the Notes may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender any right or power conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder.

                  18. Defaults and Remedies. Under the Indenture, Events of Default with respect to the Notes include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal of or premium on the Notes at Stated Maturity, upon acceleration or otherwise; (iii) failure by the Company to comply with other agreements in the Notes and in the Indenture that are applicable to the Notes, in certain cases, subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds__% of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries; and (v) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least__% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

                  19. Trustee Dealings with the Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

                  20. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                  21. Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

                  22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the correctness of such numbers and reliance may be placed only on the other identification numbers printed on the Notes.

                  24. Governing Law. This Note shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  Cox Communications, Inc.
                  1400 Lake Hearn Drive, N.E.
                  Atlanta, GA 30319
                  Attention of Chief Financial Officer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

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         (Insert assignee's soc. sec. or tax I.D. No.)


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         (Print or type assignee's name, address and zip code)

and irrevocably appoint _______ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:


                             Your Signature:
                                             ----------------------
                                             (Sign exactly as your name
                                              appears on the other side
                                              of this Note.)

Signature Guarantee:

                                                     (Signature      must     be
                                                     guaranteed  by an "eligible
                                                     guarantor      institution"
                                                     meeting the requirements of
                                                     the    Registrar,     which
                                                     requirements        include
                                                     memberships              or
                                                     participation     in    the
                                                     Security   Transfer   Agent
                                                     Medallion Program ("STAMP")
                                                     or  such  other  "signature
                                                     guarantee  program"  as may
                                                     be    determined   by   the
                                                     Registrar  in addition  to,
                                                     or  in  substitution   for,
                                                     STAMP,  all  in  accordance
                                                     with     the     Securities
                                                     Exchange Act of 1934.)